Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in Registration Statement Nos. 033-86536, 333-50261 and 333-84806 on Form S-8 of our report dated September 19, 2008 (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Plan’s adoption of an accounting board staff position), appearing in this Annual Report on Form 11-K of the McKesson Corporation Profit-Sharing Investment Plan for the fiscal year ended March 31, 2008.
/s/ Deloitte & Touche LLP
San Francisco, California
September 19, 2008